Exhibit 99.1

    CDI Corp. Reports Profitable Second Quarter 2003 and Announces Dividends

    PHILADELPHIA, July 23 /PRNewswire-FirstCall/ -- CDI Corp. (NYSE: CDI) today reported earnings for the quarter ended June 30, 2003, and announced a special and a quarterly cash dividend.

    For the quarter ended June 30, 2003, the company reported net earnings of $6.1 million, or $0.31 per diluted share, on revenues of $270 million. For the quarter ended June 30, 2002, the company reported net earnings of $0.07 per diluted share, on revenues of $298.4 million.

    The company also announced that its Board of Directors voted July 22 to pay a special dividend of $2.00 per share and a quarterly dividend of $.09 per share to all shareholders of record as of August 5, 2003. Both dividends will be paid on August 19, 2003. "Recent tax law changes create this opportunity to efficiently return capital to our shareholders," said President and Chief Executive Officer Roger H. Ballou. "With a highly cash generative business model, $105 million in cash and short-term investments, and untapped borrowing capacity, we have sufficient resources to pay shareholder dividends while funding organic growth and investing in strategic acquisitions.

    "Our revenues remained flat to the first quarter as we had anticipated -- a respectable performance in the current economic environment. We had hoped for clear signs of improvement from the economy, but they did not materialize in the second quarter, nor do we expect an up tick in the second half of the year," said Ballou. "Nevertheless, CDI remains profitable, achieving an operating profit margin of 3.2 percent, as well as an 8.6 percent pre-tax return on shareholders' equity for the last 12 months, outperforming most of our peer group."

    Business Unit Discussion

    Revenues for the CDI Professional Services segment were flat compared with the first quarter of 2003. Solid performance by AndersElite, included in this segment, helped to offset soft demand for technical staffing in the U.S.

    CDI's Project Management segment showed a sequential decline in revenues and profits, partially due to pricing adjustments, as well as cancellations and delays in high-margin projects and reduced client spending in the biotech and pharmaceutical unit.

    Todays Staffing and Management Recruiters International each experienced an improvement in profits due to a slight sequential up tick in revenues and disciplined cost containment.

    Corporate Summary

    Corporate overhead costs remained relatively stable at $3.7 million as compared with $3.4 million in the previous quarter.

    Business Outlook

    "As long as the economic signals remain mixed, we will maintain our cautious outlook," said Ballou. "We'd welcome a boost from the economy, but we don't intend to wait for it. We will continue to focus on improving our efficiency and refining our business model."

    Financial Tables Follow

    Conference Call/Webcast CDI Corp. will conduct a conference call at 11 a.m. (Eastern) today to discuss this announcement. The conference call will be broadcast live over the Internet and can be accessed by any interested party at www.cdicorp.com. An online replay will be available at www.cdicorp.com for 14 days after the call.

    Company Information CDI Corp. (NYSE: CDI) is a Fortune 1000 professional services and outsourcing company. Its divisions and subsidiaries include CDI Engineering Solutions, CDI Professional Services, Todays Staffing, and Management Recruiters International, the world's largest executive search and recruitment organization. Visit CDI on the web at www.cdicorp.com.

    Safe Harbor Statement

    Certain information in this news release contains forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Certain forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative thereof or other comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These include risks and uncertainties such as competitive market pressures, material changes in demand from larger customers, availability of labor, the company's performance on contracts, changes in customers' attitudes towards outsourcing, government policies or judicial decisions adverse to the staffing industry, changes in economic conditions, and delays or unexpected costs associated with its restructuring program. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company assumes no obligation to update such information.

                          CDI CORP. AND SUBSIDIARIES
                      Consolidated Statement of Earnings
                                  Unaudited
               (in thousands, except share and per share data)

                                        For the                  For the
                                     three months              six months
                                    ended June 30,           ended June 30,
                                   2003         2002         2003       2002
    Revenues                     $269,994     298,415      539,520    611,549
    Cost of services              204,824     220,489      405,974    454,299
    Gross profit                   65,170      77,926      133,546    157,250

    Operating and
     administrative
     expenses                      56,452      75,569      116,466    155,208
    Provision for restructure           -           -            -      4,053
    Operating profit (loss)         8,718       2,357       17,080     (2,011)

    Interest (income)
     expense, net                    (252)         43         (626)       128

    Earnings (loss) from
     continuing operations
     before income taxes,
     minority interests and
     cumulative effect of
     accounting change              8,970       2,314       17,706     (2,139)
    Income tax expense
     (benefit)                      2,867         802        6,143       (791)

    Earnings (loss) from
     continuing operations
     before minority interests
     and cumulative effect of
     accounting change              6,103       1,512       11,563     (1,348)
    Minority interests                  -          69            -        135

    Earnings (loss) from
     continuing operations
     before cumulative effect
     of accounting change           6,103       1,443       11,563     (1,483)

    Discontinued operations             -         (70)           -        398
    Cumulative effect of
     accounting change,
     net of tax                         -           -            -    (13,968)

    Net earnings (loss)            $6,103       1,373       11,563    (15,053)

    Diluted earnings (loss)
     per share:
    Earnings (loss) from
     continuing operations before
     cumulative effect of
     accounting change              $0.31        0.07         0.59      (0.08)
    Discontinued operations             -           -            -       0.02
    Cumulative effect of
     accounting change,
     net of tax                         -           -            -      (0.73)
    Net earnings (loss)             $0.31        0.07         0.59      (0.79)

    Diluted number of
     shares (000)                  19,739      19,674       19,647     19,149

                                                         June 30,
                                                 2003                2002
    Selected Balance Sheet Data:
    Cash, cash equivalents and short-term
     investments                                $105,378             69,948
    Accounts receivable, net                    $204,175            219,489
    Accounts receivable as
     a % of YTD revenues                            37.8%              35.9%
    Current assets                              $331,259            314,660
    Total assets                                $444,435            442,696
    Current liabilities                         $112,639            130,933
    Shareholders' equity                        $323,204            299,742

                                        For the                  For the
                                   three months ended       six months ended
                                        June 30,                  June 30,
                                  2003          2002        2003        2002
    Selected Cash Flow Data:
    Depreciation
     expense (a)                 $ 3,403        7,838       6,893      16,181
    Capital expenditures         $ 3,578        2,182       7,785       4,853

    Selected Earnings
     and Other Financial Data:
    Revenues                    $269,994      298,415     539,520     611,549
    Gross profit                 $65,170       77,926     133,546     157,250
    Gross profit margin             24.1%        26.1%       24.8%       25.7%

    Indirect expenses as a
     percentage of revenue          20.9%        25.3%       21.6%       25.4%

    Corporate expenses           $ 3,690        4,802       7,119       9,366
    Corporate expenses as
     a percentage of revenue         1.4%         1.6%        1.3%        1.5%

    Operating profit
     (loss) margin                   3.2%         0.8%        3.2%       (0.3%)

    Effective income
     tax rate                       32.0%        34.7%       34.7%       37.0%

    Pre-tax return on
     shareholders' equity - last
     twelve months (b)               8.6%        (1.1%)       N/A         N/A

    (a) Included in indirect expenses in the 1st quarter of 2003, was $405 thousand of depreciation expense.
    (b)  Current quarter combined with the three preceding quarters earnings
         (loss) from continuing operations before income taxes, minority interests and cumulative effect of accounting change divided by the average shareholders' equity. Included in pre-tax earnings (loss) in the previous twelve months for the 2003 and 2002 calculations are $9.8 and $31.7 million, respectively of pre-tax event-driven and restructuring expenses.

                                       For the                 For the
                                 three months ended       six months ended
                                      June 30,                June 30,
                                   2003      2002          2003       2002
    Selected Segment Data:
    Professional Services
    Revenues                    $140,278   158,304       280,635   327,854
    Gross profit                  27,990    31,585        57,162    63,257
    Gross profit margin             20.0%     20.0%         20.4%     19.3%

    Operating profit               4,272     1,468         8,827       900
    Operating profit margin          3.0%      0.9%          3.1%      0.3%

    Project Management
    Revenues                      77,171    78,788       156,095   159,731
    Gross profit                  16,666    18,449        35,982    37,357
    Gross profit margin             21.6%     23.4%         23.1%     23.4%

    Operating profit               4,122     2,149         9,283         9
    Operating profit margin          5.3%      2.7%          5.9%      0.0%

    Todays Staffing
    Revenues                      36,441    38,880        71,013    78,812
    Gross profit                  10,070    10,954        19,891    21,879
    Gross profit margin             27.6%     28.2%         28.0%     27.8%

    Operating profit               2,145     1,170         3,537     2,219
    Operating profit margin          5.9%      3.0%          5.0%      2.8%

    Management Recruiters
     International
    Revenues                      16,104    22,443        31,777    45,152
    Gross profit                  10,444    16,938        20,511    34,757
    Gross profit margin             64.9%     75.5%         64.5%     77.0%

    Operating profit               1,869     2,372         2,552     4,227
    Operating profit margin         11.6%     11.0%          8.0%      9.4%